Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Confirms its Liquidity Remains Strong

For Release March 13, 2023

CARMEL, Indiana – Merchants Bancorp (“Merchants”) (Nasdaq: MBIN), parent company and registered bank holding company of Merchants Bank of Indiana (“Merchants Bank”), today confirmed that its liquidity remains strong despite recent market concerns facing other financial institutions.

“Merchants’ business model is truly unique and positions us well to withstand rapidly changing market dynamics. Not only do we have significant sources of liquidity, the vast majority of our loan and securities portfolio have variable rates that reprice within 30 days to constantly reflect current market values. Our model intentionally minimizes interest rate risk by conservatively matching the duration of assets and liabilities,” said Michael F. Petrie, Chairman and CEO of Merchants.

●	At December 31, 2022, Merchants had $3.1 billion in unused borrowing capacity with the Federal Home Loan Bank and the Federal Reserve discount window, based on available collateral.

●	Merchants’ most liquid assets are in cash, short-term investments, including interest-bearing demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit included in loans receivable. Taken together with its unused borrowing capacity, these totaled 54% of its $12.6 billion total assets at December 31, 2022.

●	As of December 31, 2022, approximately 93% of Merchants’ loan portfolio reprices within 30 days. Additionally, approximately 79% of its investment securities reprice within 30 days, with none maturing in more than 2 years.

●	Merchants reported minimal Accumulated Other Comprehensive Losses (“AOCI”) of $10.5 million as of December 31, 2022, related to unrealized losses in its securities portfolio. This represented less than 1% of its total investment securities and only 3% of its securities available for sale, which is significantly lower than industry averages.

●	In addition to the $250,000 of insurance available to depositors through the Federal Deposit Insurance Corporation (“FDIC”), Merchants also offers its customers an opportunity to insure up to $100 million through its Insured Cash Sweep (“ICS”) program that extends FDIC protection.

ABOUT MERCHANTS BANCORP

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that offers multi-family housing and healthcare facility financing and servicing; Mortgage Warehousing that offers mortgage warehouse financing; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $12.6 billion in assets and $10.1 billion in deposits as of December 31, 2022, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, Farmers-Merchants Bank of Illinois, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, such as the potential impacts of the COVID-19 pandemic. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of the COVID-19 pandemic, such as the severity, magnitude, duration and businesses’ and governments’ responses thereto, on the Company’s operations and personnel, and on activity and demand across its businesses, and other factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: Tami Durle

Merchants Bancorp

Phone: (317) 324-4556

Email: tdurle@merchantsbankofindiana.com

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